ntl:
Media Release

       NTL Announces Final Approval of Previously Announced Financing


New York, July 3, 2002 - NTL Incorporated (OTC BB: NTLD; NASDAQ Europe:
NTLI), announced today that it has obtained final approval from the Court in which its United States Chapter 11 cases are pending for the previously announced Debtor in Possession ("DIP") financing. The Court has approved the entire $630 million DIP facility, which includes the previously announced $500 million in new financing to be provided by certain of the Company's bondholders or their affiliates. The facility provides financing that may be used for the Company's operations during the Chapter 11 process. This new financing ensures that the Company's business operations will have access to sufficient liquidity to continue ordinary operations.

Commenting on the Court approval, the Company's President and CEO, Barclay Knapp, said "We are extremely pleased with this result. The Court's approval is yet another positive development in the Company's rapidly proceeding restructuring process. Our new facility is also a strong endorsement for the company as it is being provided by our future majority equity holders. Now both our recapitalization plan and our operating plans for emergence can continue to move forward at full speed.

More on NTL:

o On May 8, 2002, NTL and certain of its subsidiaries filed a Chapter 11 "prearranged" plan of reorganization under US law.

o On May 2, 2002, NTL announced that the Company, a steering committee of its lending banks and an unofficial committee of its public bondholders had reached an agreement in principle on implementing a recapitalization plan. The members of the bondholder committee hold in the aggregate over 50% of the face value of NTL and its subsidiaries' public bonds. In addition, France Telecom and another holder of the Company's preferred stock have also agreed to the plan of reorganization.

o On May 24, NTL filed an amended plan of reorganization and a disclosure statement. The court has set July 12, 2002 as a hearing date to consider approval of the disclosure statement.

o On June 21, 2002, an official committee of creditors, comprised of the members of the unofficial committee of public bondholders and three additional members, was appointed by the United States Trustee to oversee the Chapter 11 cases.

o NTL offers a wide range of communications services to homes and business customers throughout the UK, Ireland, Switzerland, France, Germany and Sweden.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain statements contained herein constitute forward- looking statements as that term is defined under the Private Securities Litigation Reform Act of 1995. When used herein, the words, believe, will, expects and similar expressions identify such forward looking statements. Such forward-looking statements involve known and unknown risks (including but not limited to the risks described in the Company's annual report on Form 10- K for the year ended December 31, 2001 and the Quarterly Report on Form 10-Q for the period ended March 31, 2002), uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by such forward looking statements. We assume no obligation to update the forward-looking statements contained herein to reflect actual results, changes in assumptions or changes in factors affecting such statements.

Copies of a prospectus under the UK Public Offers of Securities Regulations 1995 in relation to the proposed issue of shares of common stock and warrants by NTL UK and Ireland under the plan of reorganization will be published in due course and will be available following publication free of charge at NTL's offices at Bartley Wood Business Park, Hook, Hampshire RG27 9UP, UK, during normal business hours on any weekday (excluding Saturdays and public holidays) for so long as the rights offering comprised in the plan remains open for acceptance.

###

    CONTACT: U.S.
             Media -
             Brunswick Group
             Steve Lipin
             212-333-3810
             917-853-0848
             or
             Analysts -
             Tamar Gerber
             212-906-8451
             or
             U.K
             Media -
             Alison Kirkwood
             44-1256-752662
             44-7788-186154
             Buchanan Communications
             Richard Oldworth,
             44-207-466-5000
             or
             Analysts -
             Virginia McMullan
             44-207-909-2144